UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008 (May 22, 2008)

RURBAN FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

(419) 783-8950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2008, Rurban Financial Corp. (“Rurban”) and NBM Bancorp, Incorporated (“NBM Bancorp”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the acquisition by Rurban of NBM Bancorp and its wholly-owned subsidiary, National Bank of Montpelier (“NBM”), headquartered in Montpelier, Ohio. This acquisition will be effected through the merger of Rurban Merger Corp., a newly-formed subsidiary of Rurban, into NBM Bancorp, immediately followed by the merger of the surviving corporation into Rurban. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

Under the terms of the Merger Agreement, Rurban has agreed to pay NBM Bancorp’s shareholders an aggregate of $25 million in cash, which is equivalent to $113.98 for each of the 219,334 shares of common stock of NBM Bancorp outstanding, subject to adjustment as provided in the Merger Agreement. The merger is expected to close in the third quarter of 2008, pending adoption of the Merger Agreement by the shareholders of NBM Bancorp, approval of the transaction by regulatory authorities and the satisfaction of other customary closing conditions. The directors of NBM Bancorp have agreed to vote their shares in favor of adoption of the Merger Agreement.

Following the completion of the merger transactions described above, NBM will be merged with The State Bank and Trust Company (“State Bank”), a wholly-owned subsidiary of Rurban. NBM had total assets of $109.2 million, loans of $45.4 million, deposits of $89.7 million and shareholders’ equity of $18.6 million as of March 31, 2008. NBM has been in operation for seventy-five years and its banking offices are located in Williams County in the cities of Montpelier, Pioneer, West Unity and Bryan, Ohio.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed with this Current Report on Form 8-K as Exhibit 2.1.

Rurban issued a press release on May 23, 2008, announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Statement

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered to each other in connection with the execution of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Not Applicable

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 22, 2008, by and among Rurban Financial Corp., Rurban Merger Corp. and NBM Bancorp, Incorporated

99.1	Press Release issued by Rurban Financial Corp. on May 23, 2008

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signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: May 23, 2008	By:	/s/ Duane L. Sinn
Duane L. Sinn
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated May 23, 2008

Rurban Financial Corp.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 22, 2008, by and among Rurban Financial Corp., Rurban Merger Corp. and NBM Bancorp, Incorporated

99.1	Press Release issued by Rurban Financial Corp. on May 23, 2008